Exhibit 99.1

INTERIM REPORT

Sands China Ltd.

(Incorporated in the Cayman Islands with limited liability)

This interim report is printed on recycled paper using soy ink

Stock Code: 1928

2016 INTERIM REPORT

From Luxury Duty Free Shopping, Exciting Entertainment and Fabulous Dining to World-Class Hotel Suites and MICE,

Come and Discover Everything at Sands China.

SANDS CHINA LTD.

CONTENTS

1. OVERVIEW 4

1.1 Financial Highlights 4

2. BUSINESS REVIEW 5

2.1 Business Overview and Outlook 5

2.2 Management Discussion and Analysis 7

2.3 Stakeholder Information 19

3. CORPORATE GOVERNANCE 22

3.1 Corporate Governance Practices 22

3.2 Model Code for Securities Transactions 23

3.3 Board and Board Committees Composition 23

3.4 Disclosure of Directors’ Information pursuant to Rule 13.51B(1) of the Listing Rules 25

3.5 Audit Committee Review 25

3.6 Interests of Directors and Chief Executives 25

3.7 Interests of Substantial Shareholders 27

3.8 Interests of Any Other Persons 27

3.9 Equity Award Plan 27

3.10 Purchase, Sale or Redemption of the Company’s Listed Shares 30

4. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 31

4.1 Report on Review of Condensed Consolidated Financial Statements 31

4.2 Condensed Consolidated Financial Statements 32

4.3 Notes to the Condensed Consolidated Financial Statements 38

5. CORPORATE INFORMATION 60

6. CONTACT US 61

7. GLOSSARY 62

In case of any inconsistency between the English version and the Chinese version of this Interim Report, the English version shall prevail.

our Luxurious Hotel Rooms and Suites await you.

[GRAPHICS]

SANDS CHINA LTD.

1.1 FINANCIAL HIGHLIGHTS

Adjusted EBITDA for the Group was US$1,006.0 million (HK$7,805.0 million) in the first half of 2016, a decrease of 8.2% compared to US$1,096.2 million (HK$8,498.1 million) in the first half of 2015.

Total net revenues for the Group were US$3,094.2 million (HK$24,006.0 million) in the first half of 2016, a decrease of 12.0% compared to US$3,516.6 million (HK$27,261.7 million) in the first half of 2015.

Profit for the Group was US$550.6 million (HK$4,271.8 million) in the first half of 2016, a decrease of 25.0% compared to US$734.5 million (HK$5,694.1 million) in the first half of 2015.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2015 annual report.

Note: The translation of US$ amounts into HK$ amounts or vice versa has been made at the rate of US$1.00 to HK$7.7584 (six months ended June 30, 2015: US$1.00 to HK$7.7523) for the purposes of illustration only.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.1 BUSINESS OVERVIEW AND OUTLOOK

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. The Company continues to execute on the strategies outlined in our 2015 annual report. These strategies have proven to be successful in the first half of 2016 and we are confident they will continue into the future.

We are constructing The Parisian Macao, a US$2.9 billion integrated resort development, which is planned to open on September 13, 2016 (subject to Macao Government approval). With approximately 3,000 rooms, a replica of the Eiffel Tower as its signature feature and a variety of non-gaming entertainment offerings, we believe The Parisian Macao will help to expand our diversified product offerings and continue to drive customer traffic to our portfolio of assets.

INDUSTRY

Despite challenging economic conditions that resulted in a year-over-year decline in annual gaming revenue, Macao remains the largest gaming market in the world and the only market in China to offer legalized casino gaming. According to Macao Government statistics that are issued publicly on a monthly basis by DICJ, gaming revenues were US$13.5 billion for the six months ended June 30, 2016, a 11.4% decrease compared to the six months ended June 30, 2015.

Despite the decrease in gaming revenues, we expect that Macao will return to meaningful long-term growth and the 30.7 million visitors that Macao welcomed in 2015 will continue to increase over time. We believe this growth will be driven by a variety of factors, including the movement of Chinese citizens to urban centers in China, continued growth of the Chinese outbound tourism market, the increased utilization of existing transportation infrastructure, the introduction of new transportation infrastructure and the continued increase in hotel room inventory in Macao and neighboring Hengqin Island. Based on announced plans in Macao, over US$13 billion of capital is expected to be invested by concessionaires and subconcessionaires in new resort development projects on Cotai with announced opening dates between 2016 and 2017, including our investment in The Parisian Macao. In total, these new projects will add over 8,000 incremental hotel rooms, along with incremental gaming capacity as well as other non-gaming offerings. These new resorts should help increase the critical mass on Cotai and further drive Macao’s transformation into a leading business and leisure tourism hub in Asia.

We believe the development of additional integrated resort products in Macao will also drive increased demand for gaming products. Table games are the dominant form of gaming in Asia with Baccarat being the most popular game. Historically, VIP baccarat has generated the majority of gaming revenue in Macao. For the six months ended June 30, 2016, however, the mass gaming and slot businesses represented a record 47.1% of the market revenue due to the increasing diversity of mass gaming and slot products in Cotai. We expect this trend to continue and therefore intend to introduce more modern and popular products catering to this growing customer segment. Furthermore, continued improvement of our high-quality gaming product offerings has enabled us to capture a meaningful share of the overall Macao gaming market across all player segments.

Proximity to Major Asian Cities

More than 1.0 billion people are estimated to live within a three-hour flight from Macao and more than 3.0 billion people are estimated to live within a five-hour flight from Macao.

Visitors from Hong Kong, southeast China, Taiwan and other locations in Asia can reach Macao in a relatively short time, using a variety of transportation methods, and visitors from more distant locations in Asia can take advantage of short travel times by air to Zhuhai, Shenzhen, Guangzhou or Hong Kong (followed by a road, ferry or helicopter trip to Macao). In addition, numerous air carriers fly directly into Macao International Airport from many major cities in Asia.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.1 BUSINESS OVERVIEW AND OUTLOOK

Macao draws a significant number of customers who are visitors or residents of Hong Kong. One of the major methods of transportation to Macao from Hong Kong is the jetfoil ferry service, including our ferry service, CotaiJet. Macao is also accessible from Hong Kong by helicopter. In addition, the travel time between Hong Kong and Macao is expected to be reduced upon completion of the bridge linking Hong Kong, Macao and Zhuhai.

Competition in Macao

There have been no material changes to the information disclosed in the Company’s 2015 annual report regarding the competition in Macao.

LEGAL PROCEEDINGS

Saved as disclosed below, there has been no material change since the publication of the Company’s 2015 annual report in respect of the legal proceedings that the Company is involved in.

Reference is made to page 27 of the Company’s 2015 annual report and the announcement of the Company dated June

1, 2016 in relation to the legal proceedings filed by Mr. Steven C. Jacobs (“Mr. Jacobs”), the former Chief Executive Officer and President and an Executive Director of the Company (the “Proceedings”). On or about May 31, 2016, the parties to the Proceedings reached a comprehensive and confidential settlement through which Mr. Jacobs dismissed all claims in the Nevada state and federal cases against our controlling shareholder, LVS, the Company, our subsidiary VML, and Mr. Sheldon Gary Adelson and released all claims as of that date.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

The Board is pleased to present the unaudited consolidated results of the Group for the six months ended June 30, 2016 compared to the six months ended June 30, 2015.

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2016 2015 Percent change

(US$ in millions, except percentages)

Casino 2,606.2 2,998.7(13.1)%

Mall 193.4 181.36.7%

Rooms 119.5 154.0(22.4)%

Food and beverage 71.8 74.3(3.4)%

Convention, ferry, retail and other 103.3 108.3(4.6)%

Total net revenues 3,094.2 3,516.6(12.0)%

Net revenues were US$3,094.2 million for the six months ended June 30, 2016, a decrease of US$422.4 million, or 12.0%, compared to US$3,516.6 million for the six months ended June 30, 2015. Net revenues decreased in all business categories, except for the mall, mainly driven by the overall market slowdown in the Macao gaming industry. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming business, while providing luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2016 were US$2,606.2 million, a decrease of US$392.5 million, or 13.1%, compared to US$2,998.7 million for the six months ended June 30, 2015, primarily driven by a decrease in volume in our VIP business.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2016	2015	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,212.4**	1,297.0	(6.5)%
Non-Rolling Chip drop	**3,427.5**	3,545.0	(3.3)%
Non-Rolling Chip win percentage	**24.9%**	25.5%	(0.6)pts
Rolling Chip volume	**15,094.5**	16,150.9	(6.5)%
Rolling Chip win percentage	**2.99%**	2.95%	0.04pts
Slot handle	**2,049.3**	2,035.7	0.7%
Slot hold percentage	**4.5%**	4.9%	(0.4)pts
Sands Cotai Central			
Total net casino revenues	**850.5**	963.0	(11.7)%
Non-Rolling Chip drop	**3,013.7**	3,107.7	(3.0)%
Non-Rolling Chip win percentage	**20.6%**	21.5%	(0.9)pts
Rolling Chip volume	**6,685.3**	10,909.5	(38.7)%
Rolling Chip win percentage	**3.26%**	3.05%	0.21pts
Slot handle	**3,044.2**	3,144.4	(3.2)%
Slot hold percentage	**3.6%**	3.4%	0.2pts
The Plaza Macao			
Total net casino revenues	**198.7**	290.5	(31.6)%
Non-Rolling Chip drop	**530.4**	505.7	4.9%
Non-Rolling Chip win percentage	**23.0%**	22.4%	0.6pts
Rolling Chip volume	**4,504.0**	8,143.3	(44.7)%
Rolling Chip win percentage	**2.77%**	3.20%	(0.43)pts
Slot handle	**193.4**	260.8	(25.8)%
Slot hold percentage	**6.1%**	5.4%	0.7pts
Sands Macao			
Total net casino revenues	**344.6**	448.2	(23.1)%
Non-Rolling Chip drop	**1,349.6**	1,559.0	(13.4)%
Non-Rolling Chip win percentage	**17.6%**	19.5%	(1.9)pts
Rolling Chip volume	**4,194.7**	4,854.4	(13.6)%
Rolling Chip win percentage	**2.84%**	3.36%	(0.52)pts
Slot handle	**1,325.4**	1,365.7	(3.0)%
Slot hold percentage	**3.3%**	3.6%	(0.3)pts

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SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

Net mall revenues for the six months ended June 30, 2016 were US$193.4 million, an increase of US$12.1 million, or 6.7%, compared to US$181.3 million for the six months ended June 30, 2015. The increase was primarily driven by higher base fees due to contract renewals and replacements of shops.

The following table summarizes the results of our mall activity:

	Six months ended June 30,		
	2016	2015	Change
	(US$, except leasable area, percentages and points)		
The Venetian Macao			
Total mall revenues (in millions)	**99.8**	92.5	7.9%
Mall gross leasable area (in square feet)	**781,145**	780,044	0.1%
Occupancy	**97.4%**	97.8%	(0.4)pts
Base rent per square foot	**234**	209	12.0%
Tenant sales per square foot	**1,359**	1,578	(13.9)%
Sands Cotai Central			
Total mall revenues (in millions)	**30.9**	28.0	10.4%
Mall gross leasable area (in square feet)	**331,476**	331,466	0.0%
Occupancy	**96.7%**	97.8%	(1.1)pts
Base rent per square foot	**160**	143	11.9%
Tenant sales per square foot	**861**	1,004	(14.2)%
The Plaza Macao			
Total mall revenues (in millions)	**62.7**	60.8	3.1%
Mall gross leasable area (in square feet)	**260,570**	257,615	1.1%
Occupancy	**97.7%**	100.0%	(2.3)pts
Base rent per square foot	**457**	419	9.1%
Tenant sales per square foot	**2,994**	4,924	(39.2)%

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INTERIM REPORT 2016

SANDS CHINA LTD.
2.2 MANAGEMENT DISCUSSION AND ANALYSIS

Net room revenues for the six months ended June 30, 2016 were US$119.5 million, a decrease of US$34.5 million, or 22.4%, compared to US$154.0 million for the six months ended June 30, 2015. The decrease was mainly driven by the slowdown in the overall Macao gaming industry.

The following table summarizes the results of our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Six months ended June 30,		
	2016	2015	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**91.1**	110.6	(17.6)%
Occupancy rate	**79.3%**	84.0%	(4.7)pts
Average daily rate	**219**	255	(14.1)%
Revenue per available room	**174**	214	(18.7)%
Sands Cotai Central			
Gross room revenues (in millions)	**130.6**	135.2	(3.4)%
Occupancy rate	**76.8%**	80.1%	(3.3)pts
Average daily rate	**152**	164	(7.3)%
Revenue per available room	**117**	132	(11.4)%
The Plaza Macao			
Gross room revenues (in millions)	**16.5**	21.6	(23.6)%
Occupancy rate	**69.1%**	80.2%	(11.1)pts
Average daily rate	**349**	395	(11.6)%
Revenue per available room	**241**	317	(24.0)%
Sands Macao			
Gross room revenues (in millions)	**10.3**	11.3	(8.8)%
Occupancy rate	**95.9%**	99.0%	(3.1)pts
Average daily rate	**205**	222	(7.7)%
Revenue per available room	**196**	220	(10.9)%

Net food and beverage revenues for the six months ended June 30, 2016 were US$71.8 million, a decrease of US$2.5 million, or 3.4%, compared to US$74.3 million for the six months ended June 30, 2015.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2016 were US$103.3 million, a decrease of US$5.0 million, or 4.6%, compared to US$108.3 million for the six months ended June 30, 2015. The decrease was primarily due to a decrease in entertainment. Meanwhile, ferry operations continued to experience positive momentum.

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SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

Operating Expenses

Our operating expenses consisted of the following:

	Six months ended June 30,		
	2016	2015	Percent change
	(US$ in millions, except percentages)		
Casino	**1,650.0**	1,892.8	(12.8)%
Mall	**16.6**	17.9	(7.3)%
Rooms	**31.0**	36.1	(14.1)%
Food and beverage	**60.0**	64.5	(7.0)%
Convention, ferry, retail and other	**75.1**	91.6	(18.0)%
Provision for doubtful accounts	**4.5**	29.6	(84.8)%
General and administrative	**257.8**	298.4	(13.6)%
Corporate	**79.9**	37.9	110.8%
Pre-opening	**40.7**	19.3	110.9%
Depreciation and amortization	**278.4**	268.5	3.7%
Net foreign exchange gains	**(2.9)**	(1.1)	163.6%
Loss on disposal of property and equipment, investment properties and intangible assets	**0.5**	15.5	(96.8)%
Total operating expenses	**2,491.7**	2,771.0	(10.1)%

Operating expenses were US$2,491.7 million for the six months ended June 30, 2016, a decrease of US$279.3 million, or 10.1%, compared to US$2,771.0 million for the six months ended June 30, 2015. The decrease in operating expenses was primarily attributed to a decrease in business volume across all properties and savings from our cost control measures.

Casino expenses for the six months ended June 30, 2016 were US$1,650.0 million, a decrease of US$242.8 million, or 12.8%, compared to US$1,892.8 million for the six months ended June 30, 2015. The decrease was primarily due to decreases in gaming taxes and gaming promoter commissions as a result of decreased gaming revenues.

Mall expenses for the six months ended June 30, 2016 were US$16.6 million, a decrease of US$1.3 million, or 7.3%, compared to US$17.9 million for the six months ended June 30, 2015. The decrease was mainly due to lower common area maintenance costs.

Room expenses for the six months ended June 30, 2016 were US$31.0 million, a decrease of US$5.1 million, or 14.1%, compared to US$36.1 million for the six months ended June 30, 2015. The decrease was mainly driven by decreases in management fees and other operating expenses as a result of lower hotel occupancy.

Food and beverage expenses for the six months ended June 30, 2016 were US$60.0 million, a decrease of US$4.5 million, or 7.0%, compared to US$64.5 million for the six months ended June 30, 2015. The decrease was primarily driven by decreases in cost of sales and payroll expenses, consistent with lower business volume.

Convention, ferry, retail and other expenses for the six months ended June 30, 2016 were US$75.1 million, a decrease of US$16.5 million, or 18.0%, compared to US$91.6 million for the six months ended June 30, 2015. The decrease was primarily due to lower business volume in entertainment and lower fuel cost for our ferry operations.

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SANDS CHINA LTD.
2.2 MANAGEMENT DISCUSSION AND ANALYSIS

Provision for doubtful accounts expenses were US$4.5 million for the six months ended June 30, 2016, a decrease of US$25.1 million, or 84.8%, compared to US$29.6 million for the six months ended June 30, 2015. The decrease was mainly driven by provisions for casino rolling business made last year.

General and administrative expenses were US$257.8 million for the six months ended June 30, 2016, a decrease of US$40.6 million, or 13.6%, compared to US$298.4 million for the six months ended June 30, 2015. The decrease was mainly driven by decreases in marketing and utilities expenses, as well as ongoing cost control measures.

Corporate expenses were US$79.9 million for the six months ended June 30, 2016, an increase of US$42.0 million, or 110.8%, compared to US$37.9 million for the six months ended June 30, 2015. The increase was primarily due to nonrecurring legal costs, royalty fees and corporate charges.

Pre-opening expenses were US$40.7 million for the six months ended June 30, 2016, an increase of US$21.4 million, or 110.9%, compared to US$19.3 million for the six months ended June 30, 2015. The increase was mainly attributable to preparation for the opening of The Parisian Macao.

Depreciation and amortization expenses were US$278.4 million for the six months ended June 30, 2016, an increase of US$9.9 million, or 3.7%, compared to US$268.5 million for the six months ended June 30, 2015. The increase was mainly driven by the opening of the St. Regis tower and improvement projects at The Venetian Macao, partially offset by fully depreciated assets at Sands Cotai Central.

Loss on disposal of property and equipment, investment properties and intangible assets was US$0.5 million for the six months ended June 30, 2016, compared with a loss of US$15.5 million for the six months ended June 30, 2015. The decrease was primarily related to dispositions at our operating properties in 2015.

Adjusted EBITDA[i]

The following table summarizes information related to our segments:

	Six months ended June 30,		
	2016	2015	Percent change
	(US$ in millions, except percentages)		
The Venetian Macao	**513.6**	526.5	(2.5)%
Sands Cotai Central	**307.0**	319.6	(3.9)%
The Plaza Macao	**91.9**	118.8	(22.6)%
Sands Macao	**79.2**	123.2	(35.7)%
Ferry and other operations	**14.3**	8.0	78.8%
Total adjusted EBITDA	**1,006.0**	1,096.2	(8.2)%

Adjusted EBITDA for the six months ended June 30, 2016 was US$1,006.0 million, a decrease of US$90.2 million, or 8.2%, compared to US$1,096.2 million for the six months ended June 30, 2015. The decrease was driven by revenue decreases across all business categories, except for the mall, as a result of the overall market slowdown in the Macao gaming industry. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading adjusted EBITDA.

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SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

(i) Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/(loss) on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30,		
	2016	2015	Percent change
	(US$ in millions, except percentages)		
Interest and other finance costs	**53.3**	40.5	31.6%
Less: capitalized interest	**(21.5)**	(10.1)	112.9%
Interest expense, net	**31.8**	30.5	4.3%

Interest expense, net of amounts capitalized, was US$31.8 million for the six months ended June 30, 2016, compared to US$30.5 million for the six months ended June 30, 2015. The increase was primarily due to a US$12.8 million increase in interest and other finance costs, primarily driven by an increase in bank borrowings, partially offset by a US$11.7 million increase in capitalized interest related to the construction of The Parisian Macao.

Profit for the Period

Profit for the six months ended June 30, 2016 was US$550.6 million, a decrease of US$183.9 million, or 25.0%, compared to US$734.5 million for the six months ended June 30, 2015.

LIQUIDITY, FINANCIAL AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

During the six months ended June 30, 2016, US$1.00 billion was drawn under the Extended 2011 VML Revolving Facility. As at June 30, 2016, we had US$1.00 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

During June 2016, the Group entered into an agreement (the "VML Amendment Agreement") to amend its 2011 VML Credit Facility to, among other things, extend the maturity of a portion of the existing term loans and obtain new term loan commitments (as so amended and restated, the "Restated VML Credit Agreement"). The effectiveness of the Restated VML Credit Agreement is subject to satisfaction of certain closing conditions (the date such conditions are satisfied, the "Restatement Date"), including, among other things, approval by the Macao Government. Pursuant to the VML Amendment Agreement and as at the Restatement Date, certain lenders will extend the maturity of existing term loans (the "Extended Initial VML Term Loans") to May 31, 2022, the balance which is expected to be US$3.12 billion in aggregate principal amount consisting of US$2.12 billion related to the Extended 2011 VML Term Facility and US$1.0 billion related to the 2011 VML Accordion Term. In addition, certain lenders agreed to provide US$1.0 billion in aggregate principal amount of new term loan

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2.2 MANAGEMENT DISCUSSION AND ANALYSIS

commitments with a maturity date of May 31, 2022 (the "New Initial VML Term Loans", and together with the Extended Initial VML Term Loans, the "Extended VML Term Loans") as at the Restatement Date. The balance of the term loans under the 2011 VML Credit Facility that are not Extended VML Term Loans (the "Non-Extended VML Term Loans") is expected to be US$269.3 million as at the Restatement Date. The terms and maturity date of the Extended 2011 VML Revolving Facility will remain unchanged. Borrowings under the New Initial VML Term Loans will be used for working capital requirements and general corporate purposes.

Please refer to note 26 to the consolidated financial statements in the Company's 2015 annual report and note 15 of our condensed consolidated financial statements for the maturity profile of borrowings, committed borrowing facilities, debt and other obligations, currency and interest rate structure of the Group.

As at June 30, 2016, we held cash and cash equivalents of US$656.2 million, which was primarily generated from our operations. Such cash and cash equivalents were mainly held in HK$.

Cash Flows — Summary

Our cash flows consisted of the following:

	Six months ended June 30,	
	2016	2015
	(US$ in millions)	
Net cash generated from operating activities	**1,083.1**	901.2
Net cash used in investing activities	**(599.8)**	(589.0)
Net cash used in financing activities	**(1,111.4)**	(893.3)
Net decrease in cash and cash equivalents	**(628.1)**	(581.1)
Cash and cash equivalents at beginning of period	**1,283.1**	2,535.3
Effect of exchange rate on cash and cash equivalents	**1.2**	1.2
Cash and cash equivalents at end of period	**656.2**	1,955.4

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the six months ended June 30, 2016 was US$1,083.1 million, an increase of US$181.9 million, or 20.2%, compared to US$901.2 million for the six months ended June 30, 2015. The increase in net cash generated from operating activities was primarily attributable to changes in our working capital accounts, consisting primarily of changes in trade and other payables and trade receivables, partially offset by the decrease in operating income.

Cash Flows — Investing Activities

Net cash used in investing activities for the six months ended June 30, 2016 was US$599.8 million and was primarily attributable to capital expenditures for development projects as well as maintenance spending. Capital expenditures for the six months ended June 30, 2016, totaled US$601.0 million, including US$562.6 million for construction activities at The Parisian Macao and Sands Cotai Central, and US$38.4 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

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SANDS CHINA LTD.
2.2 MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Financing Activities

For the six months ended June 30, 2016, net cash used in financing activities was US$1,111.4 million, which was primarily attributable to US$2,070.2 million in dividend payments, partially offset by US$1,000.6 million in proceeds from borrowings under the Extended 2011 VML Revolving Facility.

CAPITAL EXPENDITURES

Capital expenditures were used primarily for The Parisian Macao and to renovate, upgrade and maintain existing properties. Our capital expenditures, excluding capitalized interest and construction payables, are as follows:

	Six months ended June 30,	
	2016	2015
	(US$ in millions)	
The Venetian Macao	**24.1**	43.4
Sands Cotai Central	**65.6**	219.1
The Plaza Macao	**5.6**	8.2
Sands Macao	**6.8**	13.5
Ferry and other operations	**1.8**	1.4
The Parisian Macao	**497.0**	314.0
Total capital expenditures	**601.0**	599.6

Our capital expenditure plans are significant. We are constructing The Parisian Macao, an integrated resort that is currently planned to open on September 13, 2016 (subject to Macao Government approval) and will be connected to The Venetian Macao and The Plaza Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with approximately 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.9 billion, inclusive of payments made for the land premium and pre-opening costs. We had capitalized construction costs of US$2.24 billion, including land, as at June 30, 2016.

Sands Cotai Central opened in phases beginning in April 2012. In December 2015, we opened the St. Regis Macao Hotel. We are constructing the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, subject to Macao Government approval. The total cost to complete the remainder of the tower is expected to be approximately US$200 million.

15
INTERIM REPORT 2016

SANDS CHINA LTD.
2.2 MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

	June 30, 2016	December 31, 2015
	(US$ in millions)	
Contracted but not provided for	**480.3**	868.8
Authorized but not contracted for	**776.1**	970.2
Total capital commitments	**1,256.5**	1,839.0

DIVIDENDS

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. The interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On May 27, 2016, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2015 to Shareholders whose names appeared on the register of members of the Company on June 3, 2016. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on June 24, 2016.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2016.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2016, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$6.84 billion (December 31, 2015: US$7.04 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concessions for Sands Cotai Central and The Parisian Macao, we are required to complete these developments by December 2016 and January 2017 (which was recently extended by the Macao Government from November 2016), respectively. Should we determine that we are unable to complete Sands Cotai Central or The Parisian Macao by their respective deadlines, we would then expect to apply for another extension from the Macao Government to the extent necessary. If we are unable to meet the current deadlines and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.99 billion or US$2.24 billion in capitalized construction costs including land, as at June 30, 2016, related to Sands Cotai Central and The Parisian Macao, respectively.

16
INTERIM REPORT 2016

SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL RISK MANAGEMENT

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 15 to the condensed consolidated financial statements), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest-bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

June 30, December 31,

2016 2015

(US$ in millions, except percentages)

Interest bearing borrowings, net of deferred financing costs 4,314.5 3,305.5

Less: cash and cash equivalents (656.2) (1,283.1)

restricted cash and cash equivalents (8.6) (7.9)

Net debt 3,649.6 2,014.4

Total equity 4,323.5 5,838.6

Total capital 7,973.1 7,853.1

Gearing ratio 45.8% 25.7%

The increase in the gearing ratio during the six months ended June 30, 2016 was due to dividend payments of US$2.07 billion and drawdowns of US$1.00 billion under the Extended 2011 VML Revolving Facility.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.2 MANAGEMENT DISCUSSION AND ANALYSIS

INTEREST RATE AND FOREIGN EXCHANGE RATE RISKS

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings, which are all issued at variable rates.

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group.

The Group has a policy aimed at managing interest rate risk associated with its current and anticipated future borrowings and foreign currency exchange rate risk. This policy enables the Group to use any combination of interest rate swaps, futures, options, caps, forward contracts and similar instruments. During the six months ended June 30, 2016, the Group did not hold or issue any financial instruments for hedging purposes.

MATERIAL ACQUISITION AND DISPOSAL

There has been no material acquisition or disposal of subsidiaries, associates or joint ventures by the Group during the six months ended June 30, 2016.

INTERIM REPORT 2016

SANDS CHINA LTD.

2.3 STAKEHOLDER INFORMATION

HUMAN RESOURCES

As at June 30, 2016, our team member profile was as follows:

Number of Full-time Team Members: 26,711 (including 2,178 working for Hotel Partners)

Average Age: 41

Gender Ratio: Male 47% Female 53%

Total Number of Nationalities: 49

Sands China Ltd. announced at the beginning of July 2014 that a special reward will be paid to full-time manager grade and below team members. The reward is equivalent to one month’s salary and will be paid every July together with the team members’ salary until 2017. There have been no changes to the information disclosed in the 2015 annual report regarding remuneration of team members, remuneration policies, and team members’ development and training schemes.

ENVIRONMENT

Our responsibility to the planet is as important to us as our commitment to the comfort and well-being of our guests and team members. The Sands ECO360 global sustainability strategy is designed to help minimize our environmental impact, and it reflects our vision to lead the way in sustainable building development and resort operations. Our efforts on environmental responsibility and sustainability have been recognized by Newsweek green rankings in the year 2016 and Sands China is ranked 62 out of the Top 500 global companies.

We encourage and are grateful to those Shareholders who have elected to receive our annual and interim reports via electronic means, thereby reducing the need to print hard copies of our reports. Should you wish to start receiving an electronic copy of our annual and interim reports, please refer to page 61 of this report for more information.

To minimize the impact on our environment, this 2016 Interim Report is printed on recycled paper using soy ink.

LVS has published its 2015 Sands ECO360 Report in June 2016. This report illustrates the Sands ECO360’s journey in the past five years from 2010 to 2015 and achievements of the five-year goals set. More information about Sands ECO360 global sustainability strategy and the environmental reports published by LVS covering its global properties is available at http://www.sands.com/sands-eco-360.html.

INTERIM REPORT 2016

THE ENVIRONMENTALLY RESPONSIBLE choice for green meetings worldwide

13.5 million

kWh of energy was saved in 2016 by installing LED and other energy efficient lights, and through optimization of cooling and heating systems

59 million

gallons of water were saved in 2016 through water flow controllers, low-flow shower heads and an automatic irrigation system

EarthCheck

The Venetian Macao received a Bronze Benchmarked certification in 2014



EARTH HOUR

- Earth Hour Every Month implemented at Sands China properties
- 15 hotels in Macao have taken our 'I Will If You Will' challenge to join Earth Hour Every Month
- Sands China engaged team members to recycle light bulbs and replace with LEDs at home to save energy

92%

portion of our suite lighting and other operational areas that use the latest LED and other energy saving technologies

Certification

- The Venetian Macao received Macao Green Hotel Gold Award in 2015
- Sands Cotai Central received Macao Green Hotel Gold Award in 2014
- Sands Macao received Macao Green Hotel Gold Award in 2016
- Sands China received IMEX-GMIC Green Supplier Award and Green China Enterprise Award in 2014
- Venetian Macao, Sands Macao and Sands Cotai Central received CEM Award for Energy Savings
- ISO20121 Event Sustainability Management System
- China Hotelier Award for Corporate Social Responsibility

100

- Number of recycling points at the Sands China facilities are used for collection and separation of recyclable materials
- Shredded playing cards, glass recycling, food waste digester and wood chipping machine facilitates improved waste diversion
- 2,463 tons of waste diverted through recycling in 2016

CONTRIBUTION TO COMMUNITY

- Sands China partnered with Clean the World Asia to build 75,000 hygiene kits in 2015 and donated to developing countries
- Fund raised to support local community through "Clean Plate Challenge" activity by engaging team members to reduce food waste
- 35 Community activities including 11 green action activities in 2015
- Sands China supports the Fuhong Society of Macau's "Happy Market", a social enterprise which aims at raising awareness of recycling, resource sharing and providing employment opportunities for people with disabilities

EURO V & EURO IV

- Emission standards were followed for the shuttle buses in order to reduce air pollution
- An electric bus was put into operation in 2014 for team member shuttle services
- 25 shuttle buses were re-engineering with battery operated air-conditioning to reduce fuel consumption during idle time

Sands
ECO 360°
GLOBAL SUSTAINABILITY

金沙中國
Sands China ltd.

Entertainment That Is Simply Out Of This World.

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

3.1 CORPORATE GOVERNANCE PRACTICES

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practices.

The Board is of the view that throughout the six months ended June 30, 2016, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

The roles of Chairman and Chief Executive Officer have been performed by Mr. Sheldon Gary Adelson since March 6, 2015. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

Code Provision A.4.2

Under code provision A.4.2 of the Code, all directors appointed to fill a casual vacancy should be subject to election by shareholders at the first general meeting after appointment.

Dr. Wong Ying Wai was appointed as an Executive Director by the Board with effect from January 22, 2016 and was re-elected at the next annual general meeting of the Company immediately following his appointment, which was held on May 27, 2016 (the “Re-election”). The Re-election did not occur at the extraordinary general meeting that was held on February 19, 2016 for the purpose of amending the terms of the Company’s Equity Award Plan. The Re-election was in accordance with article 101(3) of the Company’s articles of association, which complies with paragraph 4(2) of the Appendix 3 of the Listing Rules. Article 101(3) provides that any director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

Code Provision A.5.1

Under code provision A.5.1 of the Code, the Nomination Committee should comprise a majority of Independent Non-Executive Directors. Owing to the resignation of Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce on March 7, 2016 and March 11, 2016, respectively, the Nomination Committee does not comprise a majority of Independent Non-Executive Directors and therefore does not comply with code provision A.5.1 of the Code. The Company will appoint Independent Non-Executive Directors as members of the Nomination Committee as soon as practicable.

Code Provision E.1.2

Under code provision E.1.2 of the Code, the Chairman of the Board should attend the annual general meeting of the Company. The Chairman of the Board was absent from the Company’s annual general meeting held on May 27, 2016 due to other business commitments.

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

3.2 MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the six months ended June 30, 2016 and to the date of this Interim Report.

3.3 BOARD AND BOARD COMMITTEES COMPOSITION

The following changes were made to the composition of the Board and the Board Committees of the Company during the six months ended June 30, 2016 and up to the Latest Practicable Date:

On January 22, 2016:

— Dr. Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director, a member of the Remuneration Committee and the Capex Committee.

On March 7, 2016:

— Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee.

On March 11, 2016:

— Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee; and

— Mr. Robert Glen Goldstein was appointed to replace Mr. Michael Alan Leven as the chairman of the Capex Committee. Mr. Leven continued to act as a member of the Capex Committee until his retirement as a Non-Executive Director and a member of the Capex Committee on April 12, 2016.

On April 15, 2016:

— Mr. Steven Zygmunt Strasser was appointed as the chairman of the Remuneration Committee; and

— Mr. Toh Hup Hock resigned as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company.

On July 15, 2016:

— Mr. Kenneth Patrick Chung was appointed as an Independent Non-Executive Director.

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

The Directors of the Company as at the date of this Interim Report are:

Directors	Title	Note
Executive Directors		
Sheldon Gary Adelson	Chairman of the Board and Chief Executive Officer	Re-designated March 6, 2015
Wong Ying Wai	President and Chief Operating Officer	Appointed January 22, 2016
Non-Executive Directors		
Robert Glen Goldstein		Re-designated November 1, 2015
Charles Daniel Forman		Elected May 30, 2014
Independent Non-Executive Directors		
Chiang Yun		Appointed October 14, 2009
Victor Patrick Hoog Antink		Appointed December 7, 2012
Steven Zygmunt Strasser		Elected May 31, 2013
Kenneth Patrick Chung		Appointed July 15, 2016

The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Capex Committee. The table below details the membership and composition of each of the four committees as at the date of this Interim Report.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Sheldon Gary Adelson	—	—	Chairman	—
Wong Ying Wai	—	Member(1)	—	Member(1)
Robert Glen Goldstein	—	—	—	Chairman(2)
Charles Daniel Forman	—	—	—	—
Chiang Yun	Member	—	—	—
Victor Patrick Hoog Antink	Chairman	Member	—	Member
Steven Zygmunt Strasser	Member	Chairman(3)	—	—
Kenneth Patrick Chung	—	—	—	—

(1) Appointed by a resolution of the Board on January 22, 2016

(2) Appointed as the chairman by a resolution of the Board on March 11, 2016

(3) Appointed as the chairman by a resolution of the Board on April 15, 2016

24

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

3.4 DISCLOSURE OF DIRECTORS’ INFORMATION PURSUANT TO RULE 13.51B(1) OF THE LISTING RULES

Renewal of Appointment Letter

On April 15, 2016, the Board approved the renewal of appointment letter of Mr. Steven Zygmunt Strasser as Independent Non-Executive Director for a term of three years commencing from May 31, 2016.

Other Major Appointment

Ms. Chiang Yun, an Independent Non-Executive Director, was appointed as an Independent Non-Executive Director, a member of the Audit Committee and the Health, Safety and Security Committee of Merlin Entertainments Plc., a company listed on the London Stock Exchange (stock code: MERL) on January 1, 2016 and February 24, 2016 respectively.

3.5 AUDIT COMMITTEE REVIEW

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2016 and this Interim Report, and was of the opinion that the preparation of such interim results complied with the applicable accounting standards and requirements and that adequate disclosures have been made. All of the Audit Committee members are Independent Non-Executive Directors, with Mr. Victor Patrick Hoog Antink (Chairman of the Audit Committee) possessing the appropriate professional qualifications and accounting and related financial management expertise.

3.6 INTERESTS OF DIRECTORS AND CHIEF EXECUTIVES

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company’s associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2016, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Approximate

percentage of

Number of shareholding

Name of Director Company Nature of interest Shares interest

Sheldon Gary Adelson Company Interest in a controlled 5,657,814,885(L)70.11%

corporation

Wong Ying Wai Company Beneficial owner 4,000,000(L)(3)0.05%

Approximate

percentage of

Associated Number of shareholding

Name of Director corporation Nature of interest securities interest

Sheldon Gary Adelson LVS Beneficial owner 66,557,739(L)(1)8.37%

Family Interest 328,277,077(L)(2)41.31%

Robert Glen Goldstein LVS Beneficial owner 2,616,311(L)(4)0.33%

Charles Daniel Forman LVS Beneficial owner 216,940(L)(5)0.03%

The letter “L” denotes the person’s long position in such shares/securities.

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

Notes:

(1) This amount includes (a) 65,931,963 shares of LVS’s common stock (see note 6), (b) 67,295 unvested shares of LVS’s restricted stock, and (c) 558,481 options to purchase 558,481 shares in LVS’s common stock, of which 92,259 are vested and exercisable. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders’ meetings of LVS. LVS’s interests in our Company are set out in the below paragraph “Interests of Substantial Shareholders”.

(2) This amount includes (a) 93,779,145 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 1,912,515 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control and shares dispositive power, (c) 2,116,389 shares of LVS’s common stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co- manager, shares voting and dispositive control with Mr. Adelson.

(3) This amount includes 4,000,000 options to purchase 4,000,000 shares of the Company, none of which is vested and exercisable.

(4) This amount includes (a) 296,168 shares of LVS’s common stock (see note 6), and (b) 2,320,143 options to purchase 2,320,143 shares in LVS’s common stock, of which 320,143 are vested and exercisable.

(5) This amount includes (a) 206,940 shares of LVS’s common stock (see note 6), and (b) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(6) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2016.

Save as disclosed above, so far as was known to the Directors, as at June 30, 2016, none of the Directors or the Chief Executives had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at June 30, 2016, save as disclosed above, none of the Directors nor the Chief Executives (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

INTERIM REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE

3.7 INTERESTS OF SUBSTANTIAL SHAREHOLDERS

The interests of substantial Shareholders in the shares and underlying shares of the Company as at June 30, 2016, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders' interests in the shares of the Company as at June 30, 2016:

Name of substantial Shareholder	Capacity/ Nature of interest	Number of Shares	Approximate percentage of issued share capital
Sheldon Gary Adelson	Interest in a controlled corporation	5,657,814,885(L)	70.11%
Las Vegas Sands Corp.	Interest in a controlled corporation	5,657,814,885(L)	70.11%
Las Vegas Sands, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.11%
Venetian Casino Resort, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.11%
LVS (Nevada) International Holdings, Inc.	Interest in a controlled corporation	5,657,814,885(L)	70.11%
LVS Dutch Finance CV	Interest in a controlled corporation	5,657,814,885(L)	70.11%
LVS Dutch Holding BV	Interest in a controlled corporation	5,657,814,885(L)	70.11%
Sands IP Asset Management BV	Interest in a controlled corporation	5,657,814,885(L)	70.11%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.11%

The letter "L" denotes the person's long position in such shares.

As at June 30, 2016, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

3.8 INTERESTS OF ANY OTHER PERSONS

Save as disclosed above, as at June 30, 2016, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

3.9 EQUITY AWARD PLAN

The Company adopted an Equity Award Plan on November 8, 2009 (amended on February 19, 2016) for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Share Options

As at June 30, 2016, 84,625,391 options to purchase shares in the Company had been granted under the Equity Award Plan of which 22,269,311 options had been exercised and 21,404,434 options had lapsed.

27
INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company’s Equity Award Plan

Weighted average closing price of Shares Closing price immediately of Shares Number of options before the immediately outstanding outstanding dates on which Director & Exercise price before the as at granted vested lapsed exercised as atoptions were other eligible Date Options per Share date of grant January 1, during during during during June 30, exercised persons granted granted HK$ HK$ Exercise period 2016 the period the period the period the period 2016 HK$ Wong Ying Wai November 2, 2015 4,000,000 28.5928.15 November 2, 2016 –4,000,000————4,000,000—

November 1, 2025 Other eligible March 31, 2010 16,876,100 11.6312.10 March 31, 2011–1,055,150———216,050 839,100 28.02 employees March 30, 2020

September 30, 2010 2,672,500 13.2314.3 2September 30, 2011–296,950 ———195,000 101,950 28.00

September 29, 2020 January 17, 2011 2,746,300 18.57 19.14 January 17, 2012 –5,100————5,100—

January 16, 2021 May 11, 2011 2,530,59 121.73 21.40 May 11, 2012 –527,271———195,000332,27125.47

May 10, 2021 August 30, 2011 1,584,400 22.482 2.80August 30, 2012 –422,725————422,725—

August 29, 2021 November 24, 2011 2,378,500 20.2320.95 November 24, 2012 –325,750————325,750—

November 23, 2021 March 5, 2012 1,434,500 28.232 9.25 March 5, 2013 –481,600—200,175——481,600—

March 4, 2022 May 14, 2012 1,787,100 28.142 8.90 May 14, 2013–729,900—206,275——729,900—

May 13, 2022 August 31, 2012 1,538,100 26.822 7.50 August 31, 2013 –1,366,100——113,750227,5001,024,85031.50

August 30, 2022 September 17, 2012 845,000 28.432 8.50 September 17, 2013 –260,000————260,000—

September 16, 2022 November 22, 2012 195,100 31.483 1.65 November 22, 2013 –195,100————195,100—

November 21, 2022 December 24, 2012 312,000 33.2834.05 December 24, 2013 –312,000————312,000—

December 23, 2022 February 15, 2013 1,486,800 36.733 6.50 February 15, 2014 –1,340,200—371,700——1,340,200—

February 14, 2023 May 16, 2013 1,241,900 40.264 0.45 May 16, 2014 –396,900—99,225——396,900—

May 15, 2023 September 18, 2013 1,058,500 46.784 7.65Se ptember 18, 2014 –195,000——195,000———

September 17, 2023 November 13, 2013 749,600 53.9554.70 November 13, 2014 –213,600————213,600—

November 12, 2023 February 24, 2014 2,602,300 59.355 8.90 February 24, 2015 –2,214,900—537,95063,100—2,151,800— February 23, 2024 March 18, 2014 3,238,800 62.946 2.25 March 18, 2015 –2,836,200—709,050——2,836,200— March 17, 2024

May 21, 2014 2,723,800 57.755 7.40 May 21, 2015 –2,357,900—476,900450,300—1,907,600—

May 20, 2024 June 18, 2014 857,100 53.645 3.10 June 18, 2015 –585,300—146,325——585,300—

June 17, 2024 June 23, 2014 552,500 54.205 4.60 June 23, 2015 –552,500—138,125——552,500—

June 22, 2024 August 29, 2014 1,063,100 52.335 1.35 August 29, 2015 –868,000————868,000—

August 28, 2024 September 26, 2014 195,000 43.274 1.30 September 26, 2015 –195,000————195,000—

September 25, 2024 December 29, 2014 213,600 38.903 8.50 December 29, 2015 –213,600————213,600—

December 28, 2024 March 3, 2015 648,400 35.9035.30 March 3, 2016 –648,400—162,100——648,400—

March 2, 2025 May 5, 2015 795,600 33.153 2.80 May 5, 2016 –795,600—198,900352,950—442,650—

May 4, 2025 May 22, 2015 1,300,000 32.353 2.05 May 22, 2016–1,300,000—325,000——1,300,000—

May 21, 2025 February 24, 2016 14,819,600 26.972 7.05 February 24, 2017 –—14,819,600—45,600—14,774,000—

February 23, 2026 March 23, 2016 2,609,20 031.00 30.35March 23, 2017 –—2,609,200———2,609,200—

March 22, 2026 May 20, 2016 317,600 27.552 7.25 May 20, 2017 –—317,600———317,600—

May 19, 2026 Consultants September 1, 2011 130,000 23.28 24.20 September 1, 2012 –32,500————32,500—

September 29, 2017 November 24, 2011 292,500 20.23 20.95 November 24, 2012 –146,250————146,250—

November 23, 2021 November 22, 2012 390,000 31.483 1.65 November 22, 2013 –390,000————390,000—

February 28, 2017 June 18, 2014 214,300 53.64 53.10 June 18, 2015 –214,300——214,300———

June 29, 2016

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

Notes:

The exercise price of the share options is determined upon the offer of grant of the options and should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

Save as disclosed in notes 3 and 4 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying shares in respect of which the above share options will vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None

From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter

From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters

From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary Three-quarters

From the fourth Offer Anniversary and thereafter All

130,000 share options granted to Mr. David Alec Andrew Fleming on September 1, 2011 were to vest according to the above schedule. An amendment to the option agreement approved on November 6, 2014 changed the vesting date of the last quarter of these share options (the unvested portion) to July 1, 2017, the completion date of the consultant agreement that was effective on July 1, 2015.

Among the 4,000,000 share options granted to Dr. Wong Ying Wai on November 2, 2015, 266,666 options will vest on November 2, 2016, 533,334 options will vest on November 2, 2017, 800,000 options will vest on November 2, 2018, 800,000 options will vest on November 2, 2019 and 1,600,000 options will vest on September 30, 2020.

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the six months ended June 30, 2016, measured as at the date of grant, was approximately US$0.73.

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values of options granted during the six months ended June 30, 2016:

Weighted average volatility 40.9%

Expected term (in years) 4.4

Risk-free rate 1.26%

Expected dividends 5.5%

INTERIM REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE

Restricted Share Units

As at June 30, 2016, 3,090,000 restricted share units had been granted under the Equity Award Plan, of which 350,048 restricted share units had lapsed. As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 1,887,952 unvested restricted share units were modified from equity-settled to cash-settled as at June 30, 2016. Of this amount, 1,156,047 restricted share units vested and were cash-settled on a pro-rata basis in accordance with their terms.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any equity award plan of the Group as at June 30, 2016 and no options, restricted share units or any other share-based awards were cancelled during the period.

3.10 PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SHARES

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2016.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.1 REPORT ON REVIEW OF CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

TO THE BOARD OF DIRECTORS OF SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

INTRODUCTION

We have reviewed the condensed consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 32 to 59, which comprises the consolidated balance sheet as at June 30, 2016 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and condensed consolidated statement of cash flows for the six-month period then ended, and certain explanatory notes. The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited require the preparation of a report on interim financial information to be in compliance with the relevant provisions thereof and International Accounting Standard 34 Interim Financial Reporting (“IAS 34”) issued by the International Accounting Standards Board. The directors of the Company are responsible for the preparation and presentation of these condensed consolidated financial statements in accordance with IAS 34. Our responsibility is to express a conclusion on these condensed consolidated financial statements based on our review, and to report our conclusion solely to you, as a body, in accordance with our agreed terms of engagement, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

SCOPE OF REVIEW

We conducted our review in accordance with International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity” issued by the International Auditing and Assurance Standards Board. A review of these condensed consolidated financial statements consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

CONCLUSION

Based on our review, nothing has come to our attention that causes us to believe that the condensed consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong August 12, 2016

INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONSOLIDATED

INCOME STATEMENT

Six months ended June 30,

20162015

US$’000, except per share data

Note (Unaudited)

Net revenues 5 3,094,2063,516,594

Gaming tax (1,192,499)(1,382,490)

Employee benefit expenses (550,395)(568,459)

Depreciation and amortization (278,413)(268,457)

Gaming promoter/agency commissions (60,506)(81,948)

Inventories consumed (37,212)(40,196)

Other expenses and losses 6 (372,689)(429,488)

Operating profit 602,492745,556

Interest income 1,5548,736

Interest expense, net of amounts capitalized 7 (31,832)(30,459)

Profit before income tax 572,214723,833

Income tax (expense)/benefit 8 (21,639)10,660

Profit for the period attributable to equity holders

of the Company 550,575734,493

Earnings per share for profit attributable to equity

holders of the Company

— Basic 9 US6.82 cents US9.10 cents

— Diluted 9 US6.82 cents US9.10 cents

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONSOLIDATED

STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 550,575 734,493

Other comprehensive (loss)/income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences (3,865) 3,352

Total comprehensive income for the period attributable to equity holders of the Company 546,710 737,845

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONSOLIDATED

BALANCE SHEET

June 30, December 31,

2016 2015

US$’000

Note(Unaudited)(Audited)

ASSETS

Non-current assets

Investment properties, net 1,339,351 1,278,029

Property and equipment, net 11 7,878,130 7,588,461

Intangible assets, net 29,338 27,870

Deferred income tax assets 7,927 23,547

Other assets, net 32,000 31,383

Trade and other receivables and prepayments, net 20,800 21,611

Total non-current assets 9,307,546 8,970,901

Current assets

Inventories 11,143 11,903

Trade and other receivables and prepayments, net 12 403,856 497,884

Restricted cash and cash equivalents 8,643 7,901

Cash and cash equivalents 656,162 1,283,102

Total current assets 1,079,804 1,800,790

Total assets 10,387,350 10,771,691

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONSOLIDATED

BALANCE SHEET

June 30, December 31,

2016 2015

US$’000

Note(Unaudited)(Audited)

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 13 80,701 80,693

Reserves 4,242,787 5,757,912

Total equity 4,323,488 5,838,605

LIABILITIES

Non-current liabilities

Trade and other payables 14 126,560 81,176

Borrowings 15 4,325,784 3,379,220

Deferred income tax liabilities 34,994 31,848

Total non-current liabilities 4,487,338 3,492,244

Current liabilities

Trade and other payables 14 1,508,989 1,429,362

Current income tax liabilities 2,785 5,402

Borrowings 15 64,750 6,078

Total current liabilities 1,576,524 1,440,842

Total liabilities 6,063,862 4,933,086

Total equity and liabilities 10,387,350 10,771,691

Net current (liabilities)/assets(496,720) 359,948

Total assets less current liabilities 8,810,826 9,330,849

Approved by the Board of Directors on August 12, 2016 and signed on behalf of the Board by

Sheldon Gary Adelson Wong Ying Wai

Chairman of the Board and Chief Executive Officer President and Chief Operating Officer

Director Director

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000 (Unaudited)				
For the six months ended June 30, 2015								
Balance at January 1, 2015	80,677	87,435	1,397,002	6,317	71,062	4,682	4,782,172	6,429,347
Profit for the period	—	—	—	—	—	—	734,493	734,493
Other comprehensive income for the period, net of tax	—	—	—	—	—	3,352	—	3,352
Total comprehensive income	—	—	—	—	—	3,352	734,493	737,845
Exercise of share options	12	—	2,499	—	—	—	—	2,511
Conversion of equity awards to liability awards	—	—	—	—	(5,472)	—	—	(5,472)
Transfer to share premium upon exercise of share options	—	—	1,662	—	(1,662)	—	—	—
Share-based compensation of the Company	—	—	—	—	13,642	—	—	13,642
Share-based compensation charged by LVS	—	—	—	—	141	—	—	141
Dividends to equity holders of the Company (Note 10)	—	—	—	—	—	—	(2,071,656)	(2,071,656)
Balance at June 30, 2015	80,689	87,435	1,401,163	6,317	77,711	8,034	3,445,009	5,106,358
For the six months ended June 30, 2016								
Balance at January 1, 2016	**80,693**	**87,435**	**1,402,804**	**6,317**	**81,052**	**8,824**	**4,171,480**	**5,838,605**
Profit for the period	**—**	**—**	**—**	**—**	**—**	**—**	**550,575**	**550,575**
Other comprehensive loss for the period, net of tax	**—**	**—**	**—**	**—**	**—**	**(3,865)**	**—**	**(3,865)**
Total comprehensive income	**—**	**—**	**—**	**—**	**—**	**(3,865)**	**550,575**	**546,710**
Exercise of share options	**8**	**—**	**1,977**	**—**	**—**	**—**	**—**	**1,985**
Conversion of equity awards to liability awards	**—**	**—**	**—**	**—**	**(1,364)**	**—**	**—**	**(1,364)**
Transfer to share premium upon exercise of share options	**—**	**—**	**1,154**	**—**	**(1,154)**	**—**	**—**	**—**
Forfeiture of share options	**—**	**—**	**—**	**—**	**(1,499)**	**—**	**1,499**	**—**
Share-based compensation of the Company	**—**	**—**	**—**	**—**	**8,325**	**—**	**—**	**8,325**
Share-based compensation charged by LVS	**—**	**—**	**—**	**—**	**606**	**—**	**—**	**606**
Dividends to equity holders of the Company (Note 10)	**—**	**—**	**—**	**—**	**—**	**—**	**(2,071,379)**	**(2,071,379)**
Balance at June 30, 2016	**80,701**	**87,435**	**1,405,935**	**6,317**	**85,966**	**4,959**	**2,652,175**	**4,323,488**

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

36
INTERIM REPORT 2016

SANDS CHINA LTD.

4.2 CONDENSED

CONSOLIDATED STATEMENT OF CASH FLOWS

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Net cash generated from operating activities 1,083,123 901,172

Cash fiows from investing activities

Increase in restricted cash and cash equivalents(749)(576)

Purchase of property and equipment(505,459)(520,933)

Additions to investment properties(89,496)(72,930)

Purchase of intangible assets(6,067)(5,755)

Proceeds from disposal of property and equipment 141 33

Interest received 1,819 11,199

Net cash used in investing activities(599,811)(588,962)

Cash fiows from financing activities

Proceeds from exercise of share options 1,985 2,511

Proceeds from borrowings 1,000,591 999,277

Repayments of borrowings —(820,188)

Dividends paid(2,070,234)(1,030,161)

Repayments of finance lease liabilities(3,045)(4,350)

Payments for deferred financing costs(233)(11,664)

Interest paid(40,477)(28,699)

Net cash used in financing activities(1,111,413)(893,274)

Net decrease in cash and cash equivalents(628,101)(581,064)

Cash and cash equivalents at beginning of period 1,283,102 2,535,315

Effect of exchange rate on cash and cash equivalents 1,161 1,170

Cash and cash equivalents at end of period 656,162 1,955,421

Cash and cash equivalents comprised:

Cash at bank and on hand 302,934 495,170

Short-term bank deposits 353,228 1,460,251

656,162 1,955,421

The notes on pages 38 to 59 form an integral part of these condensed consolidated financial statements.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION

Principal activities

The Group is principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in Macao. The Group’s immediate holding company is Venetian Venture Development Intermediate II. Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A., is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features four hotel towers, consisting of hotel rooms and suites under the Conrad, Holiday Inn, Sheraton and St. Regis brands. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of the Stock Exchange on November 30, 2009.

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 12, 2016.

These condensed consolidated financial statements have not been audited.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

2. BASIS OF PREPARATION

The condensed consolidated financial statements for the six months ended June 30, 2016 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2015, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

3. SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements have been prepared on the historical cost basis except for certain financial assets and financial liabilities that are measured at fair value.

Except as described below, the accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2016 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2015.

During the period, there have been a number of new standards and amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new standards and amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards and amendments that have been issued but are not yet effective for the period. The Group has already commenced the assessment of the impact of the new or revised standards and amendments to the Group but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group.

The preparation of condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that were applied to the consolidated financial statements for the year ended December 31, 2015.

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The condensed consolidated financial statements do not include all financial risk management information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2015. There have been no changes in any risk management policies since the year ended December 31, 2015.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management that makes strategic decisions. The Group considers the business from a property and service perspective.

The Group's principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group's primary projects under development are The Parisian Macao, the remainder of Sands Cotai Central and the Four Seasons apart-hotel.

Revenue is comprised of turnover from the sale of goods and services in the ordinary course of the Group's activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao once in operation, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Group's segment information is as follows:

	Six months ended June 30,	
	2016	2015
	US$'000	
	(Unaudited)	
Net revenues		
The Venetian Macao	**1,411,848**	1,521,865
Sands Cotai Central	**992,617**	1,114,730
The Plaza Macao	**272,467**	364,226
Sands Macao	**355,390**	461,305
Ferry and other operations	**74,569**	68,980
The Parisian Macao	**—**	—
Inter-segment revenues[(i)]	**(12,685)**	(14,512)
	3,094,206	3,516,594

(i) Inter-segment revenues are charged at prevailing market rates.

40

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (CONTINUED)

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Adjusted EBITDA (Note)

The Venetian Macao 513,575 526,477

Sands Cotai Central 307,047 319,628

The Plaza Macao 91,893 118,828

Sands Macao 79,176 123,247

Ferry and other operations 14,343 7,982

The Parisian Macao — —

1,006,034 1,096,162

Note: Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/(loss) on modification or early retirement of debt and income tax benefit/ (expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash fiow data; or as an alternative to cash fiow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 82,744 78,921

Sands Cotai Central 149,505 143,942

The Plaza Macao 20,134 19,986

Sands Macao 18,922 18,769

Ferry and other operations 7,108 6,839

The Parisian Macao — —

278,413 268,457

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (CONTINUED)

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

	Six months ended June 30, 2016	2015
	US$'000 (Unaudited)	
Adjusted EBITDA	**1,006,034**	1,096,162
Share-based compensation, net of amounts capitalized[(i)]	**(8,729)**	(12,303)
Corporate expense	**(78,949)**	(36,893)
Pre-opening expense	**(39,852)**	(18,551)
Depreciation and amortization	**(278,413)**	(268,457)
Net foreign exchange gains	**2,949**	1,142
Loss on disposal of property and equipment, investment properties and intangible assets	**(548)**	(15,544)
Operating profit	**602,492**	745,556
Interest income	**1,554**	8,736
Interest expense, net of amounts capitalized	**(31,832)**	(30,459)
Profit before income tax	**572,214**	723,833
Income tax (expense)/benefit	**(21,639)**	10,660
Profit for the period attributable to equity holders of the Company	**550,575**	734,493

(i) Amounts include share-based compensation of US$993,000 and US$812,000 during the six months ended June 30, 2016 (six months ended June 30, 2015: US$1,054,000 and US$749,000) related to corporate expense and pre-opening expense, respectively.

	Six months ended June 30, 2016	2015
	US$'000 (Unaudited)	
Capital expenditures		
The Venetian Macao	**24,143**	43,387
Sands Cotai Central	**65,591**	219,090
The Plaza Macao	**5,620**	8,179
Sands Macao	**6,821**	13,542
Ferry and other operations	**1,820**	1,385
The Parisian Macao	**497,027**	314,035
	601,022	599,618

42

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (CONTINUED)

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Total assets

The Venetian Macao 2,395,165 2,960,463

Sands Cotai Central 4,133,267 4,470,465

The Plaza Macao 1,001,915 1,063,190

Sands Macao 325,471 374,833

Ferry and other operations 277,746 221,318

The Parisian Macao 2,253,786 1,681,422

10,387,350 10,771,691

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Total non-current assets

Held locally 9,141,661 8,785,257

Held in foreign countries 157,958 162,097

Deferred income tax assets 7,927 23,547

9,307,546 8,970,901

5. NET REVENUES

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Casino 2,606,174 2,998,667

Mall

— Income from right of use 166,391 155,789

— Management fee and other 27,019 25,558

Rooms 119,479 154,036

Food and beverage 71,813 74,271

Convention, ferry, retail and other 103,330 108,273

3,094,206 3,516,594

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

6. OTHER EXPENSES AND LOSSES

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Utilities and operating supplies 76,350 86,522

Contract labor and services 54,434 58,657

Advertising and promotions 39,826 67,867

Royalty fees 34,886 30,061

Repairs and maintenance 27,927 30,475

Management fees 21,818 22,076

Operating lease payments 12,700 13,790

Provision for doubtful accounts 4,473 29,649

Auditor’s remuneration 993 991

Loss on disposal of property and equipment, investment properties and intangible assets 548 15,544

Net foreign exchange gains(2,949)(1,142)

Other support services 79,875 58,725

Other operating expenses 21,808 16,273

372,689 429,488

7. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Bank borrowings 34,998 23,311

Amortization of deferred financing costs 10,643 9,961

Finance lease liabilities 2,781 2,900

Standby fee and other financing costs 4,885 4,364

53,307 40,536

Less: interest capitalized(21,475)(10,077)

Interest expense, net of amounts capitalized 31,832 30,459

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. INCOME TAX (EXPENSE)/BENEFIT

	Six months ended June 30, 2016	2015
	US$'000 (Unaudited)	
Current income tax		
Lump sum in lieu of Macao complementary tax on dividends	**(2,647)**	(2,655)
Other overseas taxes	**(180)**	(339)
(Under)/over provision in prior years		
Macao complementary tax	**(68)**	—
Other overseas taxes	**31**	166
Deferred income tax	**(18,775)**	13,488
Income tax (expense)/benefit	**(21,639)**	10,660

The Company's subsidiaries that carry on business in Hong Kong are subject to Hong Kong profits tax at 16.5% for the six months ended June 30, 2016 (six months ended June 30, 2015: same). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions. The maximum rate is 12% for Macao (six months ended June 30, 2015: same) and 25% for China (six months ended June 30, 2015: same).

Pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macao on October 3, 2013, Venetian Macau Limited ("VML") was granted an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the six months ended June 30, 2016, Macao complementary tax is calculated progressively up to a maximum of 12% of the estimated assessable profit (six months ended June 30, 2015: same).

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML's shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In May 2014, VML entered into another Shareholder Dividend Tax Agreement with the Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities.

45

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

9. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2016, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30,

2016 2015

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 550,575 734,493

Weighted average number of shares for basic earnings per share

(thousand shares) 8,069,638 8,068,344

Adjustments for share options and restricted share units

(thousand shares) 1,093 2,574

Weighted average number of shares for diluted earnings

per share (thousand shares) 8,070,731 8,070,918

Earnings per share, basic US6.82 cents US9.10 cents

Earnings per share, basic(i) HK52.91 cents HK70.55 cents

Earnings per share, diluted US6.82 cents US9.10 cents

Earnings per share, diluted(i) HK52.91 cents HK70.55 cents

The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7584 (six months ended June 30, 2015: US$1.00 to HK$7.7523).

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

10. DIVIDENDS

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

2015 interim dividend of HK$0.99 (equivalent to US$0.128)

per ordinary share declared on January 22, 2016 and paid 1,030,835 —

2015 final dividend of HK$1.00 (equivalent to US$0.129)

per ordinary share declared on May 27, 2016 and paid 1,040,544 —

2014 interim dividend of HK$0.99 (equivalent to US$0.128)

per ordinary share declared on January 23, 2015 and paid — 1,030,396

2014 final dividend of HK$1.00 (equivalent to US$0.129)

per ordinary share declared on June 17, 2015 and paid — 1,041,260

2,071,379 2,071,656

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. The interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On May 27, 2016, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2015 to Shareholders whose names appeared on the register of members of the Company on June 3, 2016. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on June 24, 2016.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2016.

11. PROPERTY AND EQUIPMENT, NET

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 7,588,461 6,912,974

Additions 556,457 1,201,288

Adjustments to project costs(5,198)(1,283)

Disposals(563)(20,759)

Transfer to investment properties —(20,320)

Depreciation(254,501)(489,371)

Exchange difference(6,526) 5,932

Balance, end of period/year 7,878,130 7,588,461

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. TRADE RECEIVABLES

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	June 30, 2016	December 31, 2015
	US$'000	
	(Unaudited)	(Audited)
0–30 days	**210,501**	310,107
31–60 days	**19,558**	57,445
61–90 days	**14,465**	34,450
Over 90 days	**98,683**	49,306
	343,207	451,308

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter's guarantor. The receivables from gaming promoters can be offset against the commissions payable and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivables are typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

As at June 30, 2016, included in trade receivables after provision for doubtful accounts are casino receivables of US$282.3 million (as at December 31, 2015: US$363.9 million). There is a concentration of credit risk related to net casino receivables as 60.6% (as at December 31, 2015: 50.9%) of the casino receivables as at June 30, 2016 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group's trade receivables not provided for as at June 30, 2016 and December 31, 2015.

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer's financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances.

48

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

13. SHARE CAPITAL

Ordinary shares

of US$0.01 each US$’000

Issued and fully paid:

At January 1, 2015 (audited) 8,067,701,545 80,677

Shares issued upon exercise of share options 1,219,200 12

At June 30, 2015 (unaudited) 8,068,920,745 80,689

At January 1, 2016 (audited) 8,069,300,845 80,693

Shares issued upon exercise of share options 833,550 8

At June 30, 2016 (unaudited) 8,070,134,395 80,701

14. TRADE AND OTHER PAYABLES

June 30, December 31,

2016 2015

US$’000

Note(Unaudited)(Audited)

Trade payables 25,642 29,112

Outstanding chips and other casino liabilities 509,656 407,176

Deposits 297,015 271,323

Construction payables and accruals 288,010 270,721

Other tax payables 196,626 230,517

Accrued employee benefit expenses 110,503 118,747

Interest payables 44,400 42,341

Payables to related companies — non-trade 17(b) 44,500 12,116

Other payables and accruals 119,197 128,485

1,635,549 1,510,538

Less: non-current portion(126,560)(81,176)

Current portion 1,508,989 1,429,362

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

14. TRADE AND OTHER PAYABLES (CONTINUED)

The aging analysis of trade payables is as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

0–30 days 16,500 20,189

31–60 days 6,584 5,905

61–90 days 1,356 1,763

Over 90 days 1,202 1,255

25,642 29,112

15. BORROWINGS

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Non-current portion

Bank loans, secured 4,328,315 3,389,490

Finance lease liabilities on leasehold interests in land, secured 68,689 72,009

Other finance lease liabilities, secured 2,347 1,759

4,399,351 3,463,258

Less: deferred financing costs(73,567)(84,038)

4,325,784 3,379,220

Current portion

Bank loans, secured 59,705 —

Finance lease liabilities on leasehold interests in land, secured 3,314 3,485

Other finance lease liabilities, secured 1,731 2,593

64,750 6,078

Total borrowings 4,390,534 3,385,298

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15. BORROWINGS (CONTINUED)

The Group’s borrowings are denominated in the following currencies:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

HK$ 1,811,936 1,535,705

US$ 1,741,014 1,292,385

MOP 837,584 557,208

4,390,534 3,385,298

The estimated fair value of the Group’s bank loans as at June 30, 2016 was approximately US$4.22 billion (as at December 31, 2015: US$3.26 billion). The maturities of bank loans are as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Repayable within 1 year 59,705 —

Repayable between 1 and 2 years 323,507 179,217

Repayable between 2 and 5 years 4,004,808 2,870,294

Repayable after 5 years — 339,979

4,388,020 3,389,490

The movements of bank loans are analyzed as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 3,389,490 3,208,268

Proceeds from borrowings 1,000,591 999,277

Repayments of borrowings —(820,188)

Exchange difference(2,061) 2,133

Balance, end of period/year 4,388,020 3,389,490

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15. BORROWINGS (CONTINUED)

2011 VML Credit Facility

During June 2016, the Group entered into an agreement (the “VML Amendment Agreement”) to amend its 2011 VML Credit Facility to, among other things, extend the maturity of a portion of the existing term loans and obtain new term loan commitments (as so amended and restated, the “Restated VML Credit Agreement”). The effectiveness of the Restated VML Credit Agreement is subject to satisfaction of certain closing conditions (the date such conditions are satisfied, the “Restatement Date”), including, among other things, approval by the Macao Government. Pursuant to the VML Amendment Agreement and as at the Restatement Date, certain lenders will extend the maturity of existing term loans (the “Extended Initial VML Term Loans”) to May 31, 2022, the balance which is expected to be US$3.12 billion in aggregate principal amount consisting of US$2.12 billion related to the Extended 2011 VML Term Facility and US$1.0 billion related to the 2011 VML Accordion Term. In addition, certain lenders agreed to provide US$1.0 billion in aggregate principal amount of new term loan commitments with a maturity date of May 31, 2022 (the “New Initial VML Term Loans”, and together with the Extended Initial VML Term Loans, the “Extended VML Term Loans”) as at the Restatement Date. The balance of the term loans under the 2011 VML Credit Facility that are not Extended VML Term Loans (the “Non-Extended VML Term Loans”) is expected to be US$269.3 million as at the Restatement Date. The terms and maturity date of the Extended 2011 VML Revolving Facility will remain unchanged. Borrowings under the New Initial VML Term Loans will be used for working capital requirements and general corporate purposes.

Upon satisfaction of the remaining closing conditions, the following terms for the Extended VML Term Loans will apply. The Extended VML Term Loans will mature on May 31, 2022. Commencing with the quarterly period ending March 31, 2020, and at the end of each subsequent quarter through December 31, 2020, the Extended VML Term Loans will require the Borrower to repay on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on March 31 through June 30, 2021, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on September 30 through December 31, 2021, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 12.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly period ending on March 31, 2022, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 20.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the Extended VML Term Loans will be due on the maturity date.

The Extended VML Term Loans will bear interest, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Interbank Offered Rate (“HIBOR”), plus a credit spread, or an alternative base rate, plus a credit spread, which credit spread in each case is determined based on the consolidated total leverage ratio as set forth in the Restated VML Credit Agreement. The credit spread will range from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate.

During the six months ended June 30, 2016, US$1.00 billion was drawn under the Extended 2011 VML Revolving Facility. As at June 30, 2016, the Group had US$1.00 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15. BORROWINGS (CONTINUED)

The movements of finance lease liabilities on leasehold interests in land are analyzed as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 75,494 79,045

True-up adjustment(1,367)(1,318)

Additions — 1,059

Repayments(2,124)(3,292)

Balance, end of period/year 72,003 75,494

16. COMMITMENTS AND CONTINGENCIES

(a) Capital commitments

Property and equipment commitments not provided for are as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

Contracted but not provided for 480,305 868,777

Authorized but not contracted for 776,148 970,251

1,256,453 1,839,028

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited)(Audited)

No later than 1 year 2,896 6,956

Later than 1 year and no later than 5 years 712 432

3,608 7,388

INTERIM REPORT 2016

SANDS CHINA LTD.
4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(b) Operating lease commitments (continued)

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

	June 30, 2016	December 31, 2015
	US$'000	
	(Unaudited)	(Audited)
No later than 1 year	**309,618**	311,711
Later than 1 year and no later than 5 years	**656,785**	698,554
Later than 5 years	**167,822**	217,076
	1,134,225	1,227,341

(c) Litigation

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group's financial condition, results of operations or cash flows.

(d) Cotai Strip development projects

Under the land concessions for Sands Cotai Central and The Parisian Macao, the Group is required to complete these developments by December 2016 and January 2017 (which was recently extended by the Macao Government from November 2016), respectively. Should the Group determine that it is unable to complete Sands Cotai Central or The Parisian Macao by their respective deadlines, the Group would then expect to apply for another extension from the Macao Government to the extent necessary. If the Group is unable to meet the current deadlines and the deadlines for either development are not extended, the Group could lose its land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.99 billion or US$2.24 billion in capitalized construction costs including land, as at June 30, 2016, related to Sands Cotai Central and The Parisian Macao, respectively.

17. RELATED PARTY TRANSACTIONS

For the purposes of these condensed consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group's immediate holding company is VVDI (II). LVS is the Group's ultimate holding company. Related companies represent the group companies of the LVS group.

54
INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY TRANSACTIONS (CONTINUED)

Save as disclosed elsewhere in the condensed consolidated financial statements, the Group had the following significant transactions with related parties during the period:

(a) Transactions during the period

(i) Management fee income

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

LVS 661 762

Intermediate holding companies 464 187

Fellow subsidiaries 1,594 1,638

2,719 2,587

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

LVS 7,488 7,281

Intermediate holding company 70 95

Fellow subsidiaries 5,681 6,880

13,239 14,256

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY TRANSACTIONS (CONTINUED)

(a) Transactions during the period (continued)

(iii) Key management personnel remuneration

During the six months ended June 30, 2016, the aggregate amount of emoluments paid or payable by the Group to the Directors, the key management personnel of the Company, was US$3.3 million (six months ended June 30, 2015: US$5.0 million). In addition, two Directors in both periods presented received emoluments (inclusive of share-based compensation) from LVS for their services to the Group. The aggregate amount was US$2.4 million (six months ended June 30, 2015: US$1.5 million), of which US$1.6 million (six months ended June 30, 2015: nil) was charged to the Group in respect of the management and administrative services provided by LVS to the Group for the six months ended June 30, 2016.

Save as disclosed above, no transactions have been entered into with the Directors of the Company during the six months ended June 30, 2016.

(iv) Royalty fees

There has been no change in the terms of the royalty agreement that was entered into with Las Vegas Sands, LLC in November 2009 since the last annual report. During the six months ended June 30, 2016, the Group incurred US$32.7 million (six months ended June 30, 2015: US$27.3 million) of royalty fees under this agreement.

(v) Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 18(c) and (d)).

(b) Period-end balances between the Group and related companies

June 30, December 31,

2016 2015

US$’000

Note(Unaudited)(Audited)

Receivables from related companies:

Intermediate holding companies — 71

Fellow subsidiary 65 77

65 148

Payables to related companies:

LVS 36,799 11,182

Intermediate holding companies 6,927 —

Fellow subsidiaries 774 934

14 44,500 12,116

The receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

18. SHARE-BASED COMPENSATION

Total amounts of share-based compensation and the amounts capitalized are as follows:

Six months ended June 30,

2016 2015

US$’000

(Unaudited)

Share-based compensation costs:

Charged by LVS 606 141

Incurred under the Equity Award Plan of the Company 8,325 13,642

Remeasurement of cash-settled awards 98(1,197)

Less: amount capitalized as part of investment properties(14) —

amount capitalized as part of property and equipment(286)(283)

Share-based compensation expensed in

the consolidated income statement 8,729 12,303

(a) Share options of the Company

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the Equity Award Plan operated by the Company are as follows:

Six months ended June 30,

2016 2015

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

‘000 US$ ‘000 US$

(Unaudited)

Outstanding at January 1 25,474 5.17 23,250 5.50

Granted 17,746 3.53 2,744 4.28

Exercised(833) 2.37(1,219) 2.05

Forfeited(1,435) 5.93(1,143) 6.74

Outstanding at June 30 40,952 4.49 23,632 5.47

Exercisable at June 30 11,336 5.06 8,118 4.57

INTERIM REPORT 2016

SANDS CHINA LTD.
4.3 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18. SHARE-BASED COMPENSATION (CONTINUED)

(b) Restricted share units of the Company

The grant date fair value of restricted share units is the fair value of the ordinary shares of the Company. The number of unvested equity-settled restricted share units represents the number of ordinary shares of the Company to be given to the employees upon vesting.

Summaries of the unvested restricted share units under the Company's Equity Award Plan are presented below:

	Six months ended June 30,			
	2016		2015	
	Number of restricted share units '000	**Weighted average grant date fair value US$**	Number of restricted share units '000	Weighted average grant date fair value US$
	(Unaudited)			
Equity-settled				
Unvested at January 1	**1,402**	**7.29**	2,971	6.66
Granted	**—**	**—**	119	4.90
Modified to cash-settled	**(284)**	**7.13**	(1,432)	5.82
Forfeited	**(266)**	**6.76**	—	—
Unvested at June 30	**852**	**7.51**	1,658	7.26

	Six months ended June 30,			
	2016		2015	
	Number of restricted share units '000	**Weighted average grant date fair value US$**	Number of restricted share units '000	Weighted average grant date fair value US$
	(Unaudited)			
Cash-settled				
Unvested at January 1	**798**	**5.89**	—	—
Modified from equity-settled	**284**	**7.13**	1,432	5.82
Vested	**(350)**	**6.96**	(700)	5.78
Unvested at June 30	**732**	**5.86**	732	5.86

As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 284,103 outstanding restricted share units under the Equity Award Plan were modified from equity awards to cash-settled liability awards during the six months ended June 30, 2016. The modification affected one employee and resulted in no additional compensation expense. The fair value of these awards is remeasured each reporting period until the vesting dates. Upon settlement, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company's shares on the vesting date, and (ii) the average closing price of the Company's shares for the five trading days immediately preceding the vesting date. During the six months ended June 30, 2016, the Company paid US$1.4 million to settle vested restricted share units that were previously classified as equity awards. The accrued liability associated with these cash-settled restricted share units was US$2.0 million as at June 30, 2016.

58
INTERIM REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

18. SHARE-BASED COMPENSATION (CONTINUED)

(c) Share options of LVS

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the 2004 Plan operated by LVS are as follows:

Six months ended June 30,

2016 2015

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

‘000 US$ ‘000 US$

(Unaudited)

Outstanding at January 1 547 70.33 497 70.39

Granted — — — —

Exercised(3) 36.55(13) 13.83

Expired(40) 64.38(9) 79.06

Outstanding at June 30 504 71.03 475 71.82

Exercisable at June 30 474 71.43 475 71.82

(d) Restricted shares and units of LVS

Movements in the number of unvested restricted shares and units and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares and units granted by LVS are as follows:

Six months ended June 30,

2016 2015

Number of Weighted Number of Weighted

restricted shares average grant restricted shares average grant and units date fair value and units date fair value

‘000 US$ ‘000 US$

(Unaudited)

Unvested at January 1 46 62.73 13 56.30

Granted — — 1 54.99

Vested(1) 54.99(1) 76.18

Unvested at June 30 45 62.88 13 54.69

INTERIM REPORT 2016

SANDS CHINA LTD.

5. CORPORATE INFORMATION

(as at the Latest Practicable Date)

DIRECTORS

Executive Directors

Mr. Sheldon Gary Adelson

(Chairman of the Board and Chief Executive Officer)

Dr. Wong Ying Wai

(President and Chief Operating Officer)

Non-Executive Directors

Mr. Robert Glen Goldstein Mr. Charles Daniel Forman

Independent Non-Executive Directors

Ms. Chiang Yun

Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser Mr. Kenneth Patrick Chung*

REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre 183 Queen’s Road East Hong Kong

COMPANY’S WEBSITE

www.sandschinaltd.com

COMPANY SECRETARY

Mr. Dylan James Williams

BOARD COMMITTEES

Audit Committee

Mr. Victor Patrick Hoog Antink (Chairman) Ms. Chiang Yun Mr. Steven Zygmunt Strasser

Remuneration Committee

Mr. Steven Zygmunt Strasser (Chairman) Mr. Victor Patrick Hoog Antink Dr. Wong Ying Wai

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman)

Sands China Capital Expenditure Committee

Mr. Robert Glen Goldstein (Chairman) Mr. Victor Patrick Hoog Antink Dr. Wong Ying Wai

AUTHORIZED REPRESENTATIVES

Dr. Wong Ying Wai Mr. Dylan James Williams

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited Shops 1712–1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A. Avenida Almeida Ribeiro, 22 Macao Bank of China Limited, Macao Branch Bank of China Building Avenida Doutor Mario Soares Macao

STOCK CODE

1928

Mr. Kenneth Patrick Chung was appointed by the Board as an Independent Non-Executive Director with effect from July 15, 2016. For details, please refer to the announcement of the Company dated July 15, 2016.

INTERIM REPORT 2016

SANDS CHINA LTD.

6. CONTACT US

INTERIM REPORT

This 2016 Interim Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com and was posted to Shareholders.

Those Shareholders who received our 2016 Interim Report electronically and would like to receive a printed copy or vice versa may at any time change their means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2016 Interim Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2016 Interim Report, may also request to be sent a copy of this 2016 Interim Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Telephone: +852 2862 8628

Facsimile: +852 2865 0990

Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@sands.com.mo

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization,

net foreign exchange gains or losses, gain or loss on disposal of property and equipment,

investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However,

adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash fiow data; or as an alternative to cash fiow as a measure of liquidity.

Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S.

Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“Capex Committee” Sands China Capital Expenditure Committee of the Company

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the

Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this report only, Hong Kong,

Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Code” Corporate Governance Code contained in Appendix 14 of the Listing Rules

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“Company”, “our”, “we”, Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an

“us”, or “Sands China” exempted company with limited liability and, except where the context otherwise requires,

all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we”, “us”, or “our” refers exclusively to VML

“Company Code” the Company’s own securities trading code for securities transactions by the Directors and relevant employees

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Resorts Macau

“Controlling has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the

Shareholder(s)” controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders”

of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and

Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and

Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de

Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“Deloitte” Deloitte Touche Tohmatsu

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Equity Award Plan” the Equity Award Plan conditionally adopted by our Company on November 8, 2009 and amended on February 19, 2016

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this report at:

US$1.00: HK$7.7584

US$1.00: MOP7.9912

HK$1.00: MOP1.03

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS

Macau Lda., an affiliate of Four Seasons Hotels Limited

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

“gaming promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation,

accommodation, dining and entertainment, whose activity is regulated by Administrative

Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30,

2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries from time to time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” or “HKSAR” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” August 19, 2016

“LIBOR” London Interbank Offered Rate

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main

Board

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock

Exchange

“mass market player(s)” Non-Rolling Chip and slot players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three

Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of

Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“Model Code” Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10

of the Listing Rules

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“Parcel 1” a land parcel on Cotai totaling 290,562 square meters described under Registration No.

23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel on Cotai totaling 53,303 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel on Cotai totaling 61,681 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed

“Parcels 5 and 6” land parcels on Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau

Property Registry, on which Sands Cotai Central has been constructed

“premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of gaming promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at

www.sandschinaltd.com

“Reporting Period” January 1, 2016 to June 30, 2016

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower on parcel 5 opened and features 636 rooms and suites under the Conrad hotel brand and 1,224 rooms under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE, retail space and other integrated resort amenities, all of which are operated by the Group. On September 20, 2012, the first hotel tower on parcel 6 opened and features

1,796 Sheraton-branded hotel rooms and suites, along with additional gaming area, retail,

entertainment, dining and MICE facilities, which are operated by the Group. On January 28,

2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton-

branded hotel rooms and suites. The Group further expanded Sheraton towers featuring an extra 105 rooms and suites in November 2015. On December 18, 2015, the second hotel tower on parcel 5 opened and features 400 St. Regis-branded hotel rooms and suites, and dining and meeting facilities

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“Sands Resorts Cotai the name given to our integrated resorts on Cotai

Strip Macao”

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong)

as amended, supplemented or otherwise modified from time to time

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession“or the tripartite Subconcession Contract for the operation of casino games dated December 26,

“Subconcession Contract” 2002 among Galaxy, the Macao Government and VML

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the

Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco

Crown and MGM Grand Paradise

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “sic bo”) as well as craps and roulette

“The Parisian Macao” an integrated resort being developed on Parcel 3, which will include a gaming area, hotel, a shopping mall and other integrated resort amenities

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, the Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, the Shoppes at Venetian, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

INTERIM REPORT 2016

SANDS CHINA LTD.

7. GLOSSARY

“TTFT” the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government

“United States”, “U.S.” the United States of America, including its territories and possessions and all areas subject to or “U.S.A.” its jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States

“VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from gaming promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties, which use video signal image processor detection and include repeat visitors to our properties on a given day

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman

Islands on January 23, 2003 as an exempted company with limited liability and an indirect,

wholly owned subsidiary of LVS and our immediate Controlling Shareholder

“Wynn Resorts Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”)

incorporated on October 17, 2001 under the laws of Macao and one of the three

Concessionaires

INTERIM REPORT 2016